UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

LA ROSA HOLDINGS CORP.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

LA ROSA HOLDINGS CORP.

1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747

(321) 250-1799

Notice of Action Taken Pursuant to Written Consent of Stockholders

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

To the Holders of Common Stock of La Rosa Holdings Corp.,

This Notice and Information Statement is being circulated to the stockholders of record of the outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), of La Rosa Holdings Corp. (the “Company”), as of the close of business on November 12, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holders of a majority of the outstanding voting power of the Company, including Joseph La Rosa, our Chief Executive Officer, President, and Chairman of the Board of Directors of the Company (the “Board of Directors”) (holder of 2,000 shares of Series X Super Voting Preferred Stock of the Company), La Rosa Capital, LLC (holder of 255,272 shares of Common Stock), and JLR-JCCLT1 Land Trust (holder of 47,500 shares of Common Stock), in each case controlled by Mr. La Rosa, collectively holding shares representing approximately 95.65% of the outstanding voting power of the Company (the “Majority Stockholders”). This Information Statement shall be considered the notice required under Chapter 78 of the Nevada Revised Statutes (the “NRS”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions (“Corporate Actions”) were authorized by written consent of the Majority Stockholders (the “Majority Stockholders Consent”) on November 12, 2025:

1.

Approval of the issuance of all Notes and  Conversion Shares (as such terms are defined below) in excess of 19.99% of the issued and outstanding Common Stock, at a price less than the Minimum Price required by the Nasdaq Stock Market LLC, in order to comply with the Nasdaq 20% Rule (as defined below);

2.	Approval of the Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation in order to provide that the shares of the Series X Super Voting Preferred Stock of the Company may be redeemed from time to time and at any time in whole or in part upon such terms and conditions as may be approved by the Board of Directors and agreed to by the holder(s) thereof; and

3.	Approval of one or more reverse stock splits of the issued and outstanding shares of Common Stock, at a ratio of any whole number in the range of one-for-five (1:5) to one-for-one-hundred (1:100) (each, a “Reverse Stock Split”) to be effected at any time or times within one (1) year from the date of such approval, with such timing and ratios to be determined in the discretion of the Board of Directors for all stockholders as of the date of the effectiveness of the Reverse Stock Split, with the right to abandon the Reverse Stock Split, if the Board of Directors, in its discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders, and approval of an amendment to the Company’s Amended and Restated Articles of Incorporation with respect to such Reverse Stock Split (the “Reverse Stock Split Amendment”).

The Majority Stockholders’ consent constitutes the only stockholder approval required under the NRS, Nasdaq Listing Rules 5635(b) and 5635(d) (the “Nasdaq 20% Rule”) (with respect to the first Corporate Action listed above), our Amended and Restated Articles of Incorporation, and our Bylaws, to approve the Corporate Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with these Corporate Actions and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

By Order of the Board of Directors,

/s/ Joseph La Rosa
Joseph La Rosa
Chief Executive Officer and Chairman

December 4, 2025

TABLE OF CONTENTS

GENERAL INFORMATION	1
Background	1
ACTIONS TAKEN	3
1. APPROVAL OF THE ISSUANCE OF ALL NOTES AND CONVERSION SHARES IN EXCESS OF 19.99% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A PRICE LESS THAN THE MINIMUM PRICE	3
2. APPROVAL OF THE SERIES X AMENDMENT	8
3. APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENT AND AUTHORIZATION TO THE BOARD OF DIRECTORS TO EFFECT THE REVERSE STOCK SPLIT AT THEIR DISCRETION	8
EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT	15
DISSENTER’S RIGHTS OF APPRAISAL	15
OUTSTANDING VOTING SECURITIES	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
IMPORTANT NOTICE ABOUT FORWARD-LOOKING STATEMENTS	17
MORE INFORMATION	17
DOCUMENT DELIVERY FOR SHARED ADDRESSES	17
NO ACTION NEEDED FROM STOCKHOLDERS	17

Appendices:

Appendix A –	Form of Certificate of Amendment to Amended and Restated Articles of Incorporation with respect to Series X Super Voting Preferred Stock redemption rights	A-1

Appendix B –	Form of Certificate of Amendment to Amended and Restated Articles of Incorporation regarding Reverse Stock Split of Issued and Outstanding Common Stock	B-1

i

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2025

GENERAL INFORMATION

La Rosa Holdings Corp., a Nevada corporation, with its principal executive offices located at 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, is sending you this Notice and Information Statement (this “Information Statement”) to notify you of actions that the Majority Stockholders (as defined below) have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “La Rosa” are to La Rosa Holdings Corp., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to beneficial owners of common stock of the Company, $0.0001 par value per share (the “Common Stock”), held of record by them.

Copies of this Information Statement are first being mailed on or about December 4, 2025, to the holders of record of the outstanding shares of our Common Stock on November 12, 2025, which we refer to as the “Record Date.”

Background

On November 10, 2025, the following actions (the “Corporate Actions”) were approved by the Board of Directors of the Company (the “Board of Directors”), and on November 12, 2025 were approved by a written consent of the stockholders, including Joseph La Rosa, our Chief Executive Officer, President, and Board of Directors Chairman (holder of 2,000 shares of Series X Super Voting Preferred Stock of the Company), La Rosa Capital, LLC (holder of 255,272 shares of Common Stock), and JLR-JCCLT1 Land Trust (holder of 47,500 shares of Common Stock), in each case controlled by Mr. La Rosa, (collectively, the “Majority Stockholders”), collectively holding shares of Common Stock and 2,000 shares of Series X Super Voting Preferred Stock of the Company, having a total of 20,302,772 votes, which constituted approximately 95.65% of the voting power of our outstanding voting stock as of the Record Date, in lieu of a special meeting of stockholders:

1.	Approval of the issuance of all Notes and Conversion Shares (as such terms are defined below) in excess of 19.99% of the Company’s issued and outstanding Common Stock, at a price less than the Minimum Price required by the Nasdaq Stock Market LLC, in order to comply with the Nasdaq’s 20% Rule (as defined below);

2.	Approval of the Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Series X Amendment”) in order to provide that the shares of the Series X Super Voting Preferred Stock of the Company (“Series X Preferred Stock”) may be redeemed from time to time and at any time in whole or in part upon such terms and conditions as may be approved by the Board of Directors and agreed to by the holder(s) thereof; and

3.	Approval of one or more reverse stock splits of the issued and outstanding shares of Common Stock, at a ratio of any whole number in the range of one-for-five (1:5) to one-for-one-hundred (1:100) (each, the “Reverse Stock Split”) to be effected at any time or times within one (1) year from the date of approval, with such timing and ratios to be determined in the discretion of the Board of Directors for all stockholders as of the date of the effectiveness of the Reverse Stock Split, with the right to abandon the Reverse Stock Split, if the Board of Directors, in its discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders, and approval of an amendment to the Company’s Amended and Restated Articles of Incorporation with respect to such Reverse Stock Split (the “Reverse Stock Split Amendment”).

The right to obtain the approval of stockholders of the Company for the Corporate Actions by written consent of the Majority Stockholders without a formal meeting is provided by Chapter 78 of the Nevada Revised Statutes (the “NRS”), our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and our Bylaws.  Under Section 78.320(2) of the NRS, our Articles of Incorporation and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of Common Stock as of the Record Date. Under Section 78.320(1)(b) of the NRS, an action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

In order to eliminate the costs and management time involved in holding a special meeting, the Corporate Actions were approved by the written consent of the Majority Stockholders in lieu of a special meeting of stockholders.

This Information Statement shall constitute notice to you of the Majority Stockholders taking action by written consent under Section 78.320 of the NRS.

The Majority Stockholders’ consent (the “Majority Stockholders Consent”) we have received constitutes the only stockholder approval required under the NRS, Nasdaq Listing Rules 5635(b) and 5635(d) (as applicable to the first Corporate Action listed above), our Articles of Incorporation and our Bylaws, to approve the Corporate Actions. Our Board of Directors is not soliciting your consent or your proxy in connection with Corporate Actions and neither consents, nor proxies are being requested from stockholders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to our stockholders of record on the Record Date. The actions approved by the Majority Stockholders will be effective no earlier than twenty (20) days after the date this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date, which we expect to be on or about December 4, 2025. Stockholders may also request a copy of the Information Statement by contacting our main office at (321) 250-1799.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTIONS TAKEN

This Information Statement contains a brief summary of the material aspects of the Corporate Actions approved by the members of the Board of Directors and the Majority Stockholders.

1. APPROVAL OF THE ISSUANCE OF ALL NOTES AND CONVERSION SHARES IN EXCESS OF 19.99% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A PRICE LESS THAN THE MINIMUM PRICE

On November 12, 2025 (the “Signing Date”), the Company and certain institutional accredited investors (the “Investors”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, in multiple closings, a new series of senior secured convertible notes of the Company in an aggregate original principal amount of up to $250,000,000 (the “Notes”), subject to the satisfaction or waiver of certain closing conditions, including, inter alia, entering into the Redemption Agreement (as defined below) and an amended and restated employment agreement (the “Amended CEO Employment Agreement”) between the Company and our Chief Executive Officer, Mr. Joseph La Rosa, and the Company issuing to an Investor certain Token Rights (as defined and described below).

On the Signing Date, the Company issued the Token Rights to a certain Investor and the Company expects to issue an initial Note in an aggregate principal amount of $11,000,000 for an aggregate purchase price of $9,900,000 at an initial closing (the “Initial Closing” and the day of such Initial Closing, the “Initial Closing Date”) upon the satisfaction of certain closing conditions. Subject to certain conditions described in the Securities Purchase Agreement, the Company has the option to request that the Investor purchase additional Notes (the “Company’s Option Closing”), and the Investor has the option to cause the Company to sell additional Notes (the “Investor’s Option Closing”), provided that the aggregate original principal amount of any Notes issued in such subsequent closings with respect to Company’s Option Closing and the Investor’s Option Closing shall not exceed $5,000,000 individually, and not more than $239,000,000 in the aggregate.

Pursuant to the Securities Purchase Agreement, the Company must use the net proceeds from the sale of the Notes as follows: (A) at the Initial Closing, (i) $7,000,000 of net proceeds shall be used to acquire Note Purchased Crypto (as defined in the Notes) as a treasury asset for the Company’s balance sheet, (ii) $2,000,000 of the net proceeds shall be used to redeem a portion of the outstanding shares of Series X Preferred Stock pursuant to the Redemption Agreement, (iii) $500,000 of the net proceeds shall be kept in a controlled account to fund the redemption of remaining shares of Series X Preferred Stock in accordance with the terms of the Redemption Agreement, and (iv) any remaining proceeds, not to exceed $400,000, from the Initial Closing shall be used for general corporate purposes and working capital, and (B) at any Additional Closing, ninety percent (90%) of net proceeds shall be used to acquire Note Purchased Crypto as a treasury asset for the Company’s balance sheet, and any remaining proceeds from the Additional Closing shall be used for general corporate purposes and working capital, but not, in any case without the consent of the Lead Buyer (as defined in the Securities Purchase Agreement), directly or indirectly, for (i) the satisfaction of any indebtedness of the Company or any of its subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its subsidiaries, or (iii) the settlement of any outstanding litigation. In addition, the Company will use at least ninety percent (90%) of the net proceeds from the sale of Common Stock pursuant to any equity line of credit, equity purchase facility or at-the-market offering to acquire Note Purchased Crypto as a treasury asset for the Company’s balance sheet.

The Company is required under the Securities Purchase Agreement to use reasonable efforts to obtain stockholder approval within thirty (30) days of the Initial Closing Date for the issuance of the shares of Common Stock issuable pursuant to the Notes in accordance with Nasdaq Listing Rules, the approval of an amendment to the Articles of Incorporation to permit the redemption of the Series X Preferred Stock, and the approval of the Reverse Stock Split.

On November 12, 2025, the Majority Stockholders, holding shares representing approximately 95.65% of the outstanding voting power as of the Record Date, provided the Stockholder Approval (as defined below) under the signed Majority Stockholders Consent. The Majority Stockholders Consent provides the affirmative stockholder approval required under the Securities Purchase Agreement (the “Stockholder Approval”) of: (i) the issuance of all Notes and all Conversion Shares in excess of 19.99% (without regard to any limitation on conversion or exercise thereof) of the Company’s issued and outstanding Common Stock at a price less than the Minimum Price required by The Nasdaq Stock Market LLC (“Nasdaq”) in compliance with Nasdaq 20% Rule (as defined below); (ii) the Series X Amendment; and (iii) Reverse Stock Split to be effected at any time within one (1) year from the date of approval, with such timing and ratio to be determined in the discretion of the Board of Directors for all stockholders as of the date of the effectiveness of the Reverse Stock Split, with the right to abandon the Reverse Stock Split, if the Board of Directors, in its discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders, and approval of respective Reverse Stock Split Amendment.

A Note holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Company’s Common Stock is currently listed on the Nasdaq Capital Market and is subject to the Nasdaq’s listing rules. The issuance of the shares of our Common Stock upon conversion of the Notes implicates Nasdaq’s 20% Rule described below requiring prior stockholder approval in order to maintain our listing on Nasdaq.

This Information Statement contains a brief summary of the material terms of the Securities Purchase Agreement and certain other material Transaction Documents (as defined in the Securities Purchase Agreement) approved by the Board of Directors. We encourage you to read the Securities Purchase Agreement, form of Note, Registration Rights Agreement, form of Security and Pledge Agreement, form of Account Control Agreement, form of Token Rights, form of Subsidiary Guaranty, and Redemption Agreement (as such terms are defined below), which were previously filed as Exhibits 10.1, 4.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2025.

Securities Purchase Agreement and other Transaction Documents

Securities Purchase Agreement

On November 12, 2025, the Company and Investors entered into the Securities Purchase Agreement, pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, in multiple closings, up to $250,000,000 original principal amount of Notes, subject to the satisfaction or waiver of certain closing conditions, including, inter alia, entering into the Redemption Agreement and Amended CEO Employment Agreement between the Company and its Chief Executive Officer, Mr. Joseph La Rosa, and the Company issuing to an Investor certain Token Rights.

At the Initial Closing, the Company expects to issue an initial Note in an aggregate principal amount of $11,000,000 upon the satisfaction or waiver of certain closing conditions. Subject to certain other conditions described in the Securities Purchase Agreement, the Company has the option to request that the Investors purchase additional Notes (the “Company’s Option Closing”), and the Investor(s) have the option to cause the Company to sell additional Notes (the “Investor’s Option Closing” and together with the Company’s Option Closing the “Additional Closings” and together with the Initial Closing, each a “Closing”), provided that the aggregate original principal amount of any Notes issued in: (i) any Company Option Closing may not exceed $5,000,000 individually, (ii) all Additional Closings may not exceed $239,000,000, and (iii) no Additional Closing may occur after the seven (7) year anniversary of the Initial Closing Date (or such earlier date as the Investors shall determine, in their sole discretion, as the case may be, the “Additional Closing Expiration Date”). The purchase price for each Note will be $900 for each $1,000 of principal amount of Additional Notes.

At any time during the Covenant Period (as defined in the Securities Purchase Agreement), the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Securities Purchase Agreement) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement) without the written consent of the Lead Buyer in its sole discretion. For a period of time ending the later of (i) the second anniversary of the Securities Purchase Agreement, and (ii) the later of (x) the last date of any Closing (the date of any Closing, a “Closing Date”) thereunder and (y) the date no Notes remain outstanding, the Investors have the right to participate up to 40% of in any financing of the Company on the same terms as such other investor(s). The Company also agreed to reimburse the Lead Buyer for the fees and expenses of its legal counsel and other out-of-pocket expenses.

The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and standard closing conditions. The Securities Purchase Agreement also requires that the Company obtain the Stockholder Approval by the Stockholder Meeting Deadline (as defined therein).

On the Signing Date in accordance with the Securities Purchase Agreement: (i) the Company issued and delivered to a certain Investor the Token Rights, (ii) the Company executed and delivered to Investors the Registration Rights Agreement; (iii) the Company and our Chief Executive Officer of the Company executed and delivered to each other the Redemption Agreement and Amended CEO Employment Agreement; (iv) the Company and each of its subsidiaries (each, a “Subsidiary”) agreed to execute and deliver to the Investors the Security Agreement and Subsidiary Guaranty (in each case as defined below) on the Initial Closing Date, and (v) the Company also agreed to enter into an Account Control Agreement on the Initial Closing Date. These transaction documents are briefly described below.

A.G.P./Alliance Global Partners served as placement agent in connection with the offering under the Securities Purchase Agreement and will receive cash compensation not exceeding 7% of the gross proceeds of each Closing.

Notes

Payment; Interest

All outstanding principal, accrued and unpaid interest and accrued and unpaid Late Charges (as defined in the Notes), if any, on such principal and interest under the Notes are due and payable on the second anniversary of the respective issuance dates of thereof.

Interest on the Notes will begin accruing on the issuance date thereof at an annual rate of 10% per annum computed on the basis of a 360-day year and twelve 30-day months and will be payable in arrears on the first calendar day of each calendar month. Interest may be paid in certain limited circumstances in shares of the Common Stock (“Interest Shares”) and is otherwise be payable in cash.

In addition, if any Collateral (as defined in the Security Agreement) in the Crypto Control Account (as defined in the Securities Purchase Agreement) consists of cryptocurrency that accrues any rewards or other similar consideration (each, a “Collateral Reward”), upon each time of accrual of any such Collateral Reward, each Note will accrue an additional special interest amount equal to the holders’ respective Holder Pro Rata Amounts (as defined therein) of such Collateral Reward; provided, that at its option a holder’s Collateral Reward will by (x) transfer of such Collateral Reward to the holder directly from the issuer of such Collateral Reward, (y) withdrawal by the holder from the Crypto Control Account if such Collateral Reward is then held therein or (z) inclusion of the fair market value of such Collateral Reward in the Conversion Amount of such holder’s Note upon any conversion and/or redemption thereof, as applicable.

Ranking; Security

The Notes will rank pari passu with all each other and the February Note (as defined in the Securities Purchase Agreement) and senior to all other existing and future indebtedness of the Company and its Subsidiaries (other than Permitted Equipment Indebtedness secured by Permitted Liens (both as defined in the Notes)) and will be secured by (i) a first-priority security interest in substantially all of the Company and Subsidiaries’ respective assets purchased or acquired with the proceeds of a Closing; and (ii) second priority security interest in the remaining assets of the Company and its subsidiaries (subject to the first lien of the holder(s) of the February Note). The Notes will be further secured by the Security Agreement, Subsidiary Guaranty and other Security Documents (as defined in the Securities Purchase Agreement).

Conversion Rights

The Notes will be convertible into shares (the “Conversion Shares”) of the Common Stock, at a conversion price equal to 120% of the lower of (i) Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) on the trading day immediately prior to (x) with respect to the Initial Closing, the lower of the Initial Closing Date and the date of the Securities Purchase Agreement and (y) with respect to each Additional Closing, the date of such Additional Closing, and (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding (x) with respect to the Initial Closing either the Initial Closing Date or the date of the Securities Purchase Agreement or (y) with respect to each Additional Closing, such applicable Additional Closing date, provided, however, that in no event may the conversion price be less than the Floor Price (as defined in the Notes) (subject to customary adjustments and the applicable limitations under Nasdaq Listing Rules). The Notes will bear interest at a rate of ten percent (10%) per annum, payable monthly in arrears, mature twenty-four (24) months from the date of issuance and contain customary covenants and events of default (upon which the interest rate will increase to a rate of nineteen percent (19%) per annum).

A Note holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. However, a Note holder, upon notice to the Company, may increase or decrease this Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

Subject to certain exceptions outlined in the Notes, including, but not limited to, equity issuances in connection with the Company’s equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Notes then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default (as defined in the Notes) occurs. The Conversion Price is subject to the Floor Price.

The Company is required upon the occurrence of an Event of Default, within one (1) business day, to deliver written notice thereof (an “Event of Default Notice”) to the holder(s) of outstanding Notes. At any time after the earlier of a holder’s receipt of an Event of Default Notice and the holder becoming aware of an Event of Default, the holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of such holder’s Note(s) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company. Each portion of Notes subject to such redemption must be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 120%, and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) 120% multiplied by (2) the greatest Closing Sale Price of the Common Stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required (the “Event of Default Redemption Price”). Until the Event of Default Redemption Price (together with any Late Charges) is paid in full, the Outstanding Amount submitted for may be converted, in whole or in part, by the holders into shares of Common Stock pursuant to the terms of their Note(s).

Upon any Bankruptcy Event of Default (as defined in the Notes), whether occurring prior to or following the maturity date of any Note, the Company must immediately pay to the holder(s) of outstanding Notes an amount in cash representing (i) all outstanding principal, accrued and unpaid interest and accrued and unpaid Late Charges on such principal and interest, multiplied by (ii) 120%, in addition to any and all other amounts due thereunder, provided that the holder(s) thereof may waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the holder(s) hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price (or any other applicable redemption price of the Notes).

In the case of an Event of Default holders of Notes will also be permitted to exercise their respective rights and remedies under the Security Agreement, Subsidiary Guaranty and other Security Documents.

Redemption Rights

In addition to their rights of redemption as set forth above with respect to Events of Default, the holders of outstanding Notes have the right to require, or the Company shall automatically be required, to redeem outstanding Notes in the event of a Change of Control, Asset Sale or and any Subsequent Placement (each as defined in the Notes). In addition, the Company may at its option redeem in cash all or any portion of the outstanding Notes. Such redemptions are generally required to be made at a redemption prices of 120% in respect of such principal amount, plus all accrued and unpaid interest, if any, on such principal amount being redeemed.

Token Rights

As contemplated by the Securities Purchase Agreement, on November 12, 2025, the Company issued a Token Right (the “Token Right”) to one Investor, pursuant to which such Investor will be entitled to upon exercise of the Token Right and for no further consideration receive an aggregate number of Right Tokens (as defined in the Token Right) equal to the sum of (i) fifty percent (50%) of any and all Tokens (as defined in the Token Right) purchased by the Company using the net proceeds of each Closing and (ii) twenty-five percent (25%) of any and all Tokens purchased by the Company using the net proceeds of any Other Financing (as defined in the Token Right). The Token Right can be exercised at any time beginning on the date that is the sixty (60) days after November 12, 2025 and ending on the ten (10) year anniversary of such date.

Redemption Agreement

On November 12, 2025, the Company and Mr. La Rosa entered into a redemption agreement (“Redemption Agreement”), pursuant to which, on the Initial Closing Date the Company will redeem and immediately cancel and return to the status of “blank check” preferred stock of the Company, a number of Mr. La Rosa’s shares of Series X Preferred Stock such that, immediately after such redemption, he will own shares of Series X Preferred Stock representing not less than 80% of the total voting power of the Company for a redemption price of $2,000,000 payable on the Initial Closing Date, and $500,000 contingently payable upon the satisfaction by the Company of its SEC filing requirements under the Exchange Act for four consecutive quarters and certain other requirements set forth therein. Mr. La Rosa’s remaining shares of Series X Preferred Stock will be redeemed by the Company at a subsequent time, determined by the Board of Directors or otherwise as set forth in the Redemption Agreement as described below, in each case for no additional consideration. These redemptions of the Series X Preferred Stock are conditioned upon stockholders’ approval and effectiveness of the Series X Amendment.

The parties also agreed that in the event that the Company receives any notice from a prospective investor (including the Investors) that such prospective investor would provide, or commit to provide, equity or debt financing to the Company but for the existence of any then outstanding shares of Series X Preferred Stock, the Company will, within twenty-four (24) hours following receipt of such notice, redeem all remaining issued and outstanding shares of Series X Preferred Stock for no additional consideration.

In addition, under the Redemption Agreement, Mr. La Rosa agreed, subject to certain customary exceptions, not to sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any of his shares of the Series X Preferred Stock during the term of the Redemption Agreement, without the consent of the Lead Buyer.

Registration Rights Agreement

On November 12, 2025, the Company entered into a registration rights agreement with a certain Investor (the “Registration Rights Agreement”) with respect to the resale of the Conversion Shares. The Registration Rights Agreement requires the Company to file a registration statement with the SEC to register the resale of all of the Conversion Shares and shares of Common Stock otherwise issuable pursuant to the Notes within 20 calendar days after the Initial Closing Date and to have such registration statement be declared effective by the SEC within 60 calendar days of the Initial Closing Date. Pursuant to the terms of the Registration Rights Agreement, the Company must also file one or more additional registration statements for the resale of such shares, if necessary.

Security Agreement

On the Initial Closing Date, the Company and each of its Subsidiaries (each, a “Grantor”), and ATW Admin I, LLC as the collateral agent (the “Collateral Agent”) for the benefit of the holders of Obligations (as defined in the Security Agreement), will enter into a Security and Pledge Agreement (the “Security Agreement”) with respect to the Notes. Pursuant to the Security Agreement, each Grantor will grant the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), a security interest in such Grantor’s right, title and interest in and to all or substantially all of its properties and assets, or in which or to which such Grantor has any rights, whether then owned or thereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”). The Collateral secures the payment and performance by the Company and each other Grantor of their respective Obligations.

Subsidiary Guaranty

On the Initial Closing Date, each Subsidiary will enter a guarantee agreement (the “Subsidiary Guaranty”) whereby each Subsidiary of the Company will guarantee to the Investors the prompt and full payment and performance of the obligations of the Company and each Subsidiary under the Securities Purchase Agreement and other Transaction Documents.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

Our Common Stock’s listing on the Nasdaq Capital Market subjects us to Nasdaq’s Listing Rules. The issuance of the Notes and Conversion Shares triggers the following Nasdaq Listing Rules (the “Nasdaq 20% Rule”) requiring prior stockholder approval to maintain our listing:

➢	Nasdaq Listing Rule 5635(b) mandates stockholder approval for any issuance potentially resulting in a “change of control.” A single or affiliated group acquiring as little as 20% of the Common Stock or voting power, becoming the largest ownership position, may trigger this requirement.

➢	Nasdaq Listing Rule 5635(d) necessitates stockholder approval before any nonpublic offering involving the sale or potential sale of Common Stock (or convertible securities), equal to 20% or more of the pre-issuance Common Stock or voting power, at a price below the “Minimum Price” as defined in the Nasdaq 20% Rule[1].

The potential for the effective conversion price(s) of the Notes to adjust, resulting in our Common Stock being issued at a discount, invokes Nasdaq Listing Rule 5635(d). Assuming full conversion of all the Notes issuable pursuant to the Securities Purchase Agreement and certain conversion price adjustments under the Notes’ terms, such issuances could involve over time in aggregate more than 20% of the number of shares of our Common Stock presently outstanding. This scenario would require prior stockholder approval under Nasdaq Listing Rule 5635(b).

The Majority Stockholders Consent constitutes the only stockholder approval required under the NRS, Nasdaq 20% Rule, our Articles of Incorporation and our Bylaws, in order to provide the Stockholder Approval required under the Securities Purchase Agreement.

The Stockholder Approval will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

[1]	Nasdaq Listing Rule 5635(d) defined “Minimum Price” as the lower of (i) the closing price (as reflected on Nasdaq.com); or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

2. APPROVAL OF THE SERIES X AMENDMENT

On November 10, 2025, the Board of Directors, and on November 12, 2025 the Majority Stockholders, approved the Certificate of Amendment to the Company’s Articles of Incorporation (“Series X Amendment”) in order to provide that the shares of the Series X Preferred Stock of the Company may be redeemed from time to time and at any time in whole or in part upon such terms and conditions as may be approved by the Board of Directors and agreed to by the holder(s) thereof. The Form of Series X Amendment is attached hereto as Appendix A and is subject to non-material technical, administrative or similar changes and modifications by the officers of the Company, in order to comply with NRS.

The Series X Amendment will amend and restate Section 3.04F of the Articles of Incorporation to state that the shares of the Series X Preferred Stock may be redeemed from time to time and at any time in whole or in part upon such terms and conditions as may be approved by the Board of Directors and agreed to by the holder(s) thereof. The Board of Directors will be authorized to redeem Series X Preferred Stock without having to obtain the approval of the Company’s stockholders.

The Series X Amendment will have no effect on the par value of the Common Stock or the Company’s preferred stock.

The purpose of the Series X Amendment is to provide the holders of shares of Series X Preferred Stock, including Joseph La Rosa, Chief Executive Officer and the stockholder of the Company holding all issued and outstanding Series X Preferred Stock, a right to redeem their shares of Series X Preferred Stock from time to time and at any time in whole or in part upon such terms and conditions as may be approved by the Board of Directors and agreed to by the holder(s) thereof, including a redemption in accordance with the terms of the Redemption Agreement.

Effective Time and Implementation of the Amendment

The effective time for the Series X Amendment will be the date on which we file the Series X Amendment with the office of the Secretary of State of the State of Nevada or such later date and time as specified in the Series X Amendment. We currently anticipate that the Series X Amendment will be effective no earlier than December 25, 2025, or twenty (20) days after the date when this Information Statement has first been mailed or otherwise delivered to our stockholders, which we expect to be on or about December 4, 2025.

3. APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENT AND AUTHORIZATION TO THE BOARD OF DIRECTORS TO EFFECT THE REVERSE STOCK SPLIT AT THEIR DISCRETION

The Reverse Stock Split Amendment

On November 10, 2025, our Board of Directors, and on November 12, 2025 our Majority Stockholders, approved a proposal granting the Board of Directors a discretionary authority within the next one (1) year to file the Reverse Stock Split Amendment to effectuate one or more Reverse Stock Splits of all of our issued and outstanding shares of Common Stock at exchange ratios ranging from one for five (1:5) to one for one hundred (1:100) (the “Split Ratio Range”). The form of the Reverse Stock Split Amendment is attached to this Information Statement as Appendix B.

Background and Reasons for the Reverse Stock Split

The Board of Directors has the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect one or more Reverse Stock Splits within the Split Ratio Range at any time or times it believes to be most advantageous to our Company and stockholders within one year from the date of the stockholders’ approval. The exact ratio of any such Reverse Stock Splits, if effected, would be set at a whole number within the Split Ratio Range as determined by the Board of Directors in its sole discretion. The Reverse Stock Split Amendment would not change the number of authorized shares of our Common Stock and the par value of our Common Stock would remain at $0.0001 per share. As of the date of this Information Statement, we do not have any current plans, arrangements or understandings related to the issuance of any additional shares of Common Stock that will become newly available as a result of a Reverse Stock Split.

As described above, on November 12, 2025, the Company and the Investors entered into the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company is required to use reasonable efforts to obtain Stockholder Approval of the Reverse Stock Split Amendment. Pursuant to the Securities Purchase Agreement, the Company may satisfy such requirements by obtaining the written consent of holders of a majority of the shares of its issued and outstanding Common Stock and submitting for filing with the SEC a Preliminary Information Statement on Schedule 14C no later than 10 days following the date of the Securities Purchase Agreement, followed by a Definitive Information Statement on Schedule 14C no later than the timeline for such filing prescribed by the Exchange Act.

In addition, we believe that enabling our Board of Directors to set the ratio (the “Reverse Split Ratio”) within the Split Ratio Range will provide us with the flexibility to implement any such Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the listing requirements of Nasdaq;

●	the historical trading price and trading volume of our Common Stock;

●	the number of outstanding shares of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and

●	prevailing general market and economic conditions.

Depending on the ratio for any such Reverse Stock Split determined by our Board of Directors, no less than 5 and no more than 100 shares of existing issued and outstanding Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock. The Reverse Stock Split Amendment, if any, will effect only the Reverse Split Ratio within such Split Ratio Range determined by our Board of Directors to be in the best interests of our stockholders.

The Board of Directors will retain the authority not to effect the Reverse Stock Split even though it has already obtained stockholder approval. Thus, the Board of Directors, at its discretion, may cause the filing of the Reverse Stock Split Amendment to effect a Reverse Stock Split or abandon it and effect no Reverse Stock Split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of the Reverse Stock Split

The Board of Directors is notifying stockholders of the approval of the proposed Reverse Stock Splits in connection with the requirements of the Securities Purchase Agreement. Accordingly, for this and other reasons described in this Information Statement, we believe that providing an authority to the Board of Directors to effect one or more Reverse Stock Splits is in the Company’s and our stockholders’ best interests.

We believe that each potential Reverse Stock Split may improve our ability to maintain listing on Nasdaq. Nasdaq requires, among other items, maintenance of a continued minimum bid price of at least $1.00 per share under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). We currently meet the Nasdaq Minimum Bid Requirement. However, we may not meet it in the future. If that’s the case, a Reverse Stock Split would potentially increase our bid price such that we meet the Minimum Bid Requirement required for maintaining the listing requirements for the Nasdaq Capital Market. A decrease in the number of outstanding shares of our Common Stock resulting from a Reverse Stock Split should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain over the Minimum Bid Price Requirement of Nasdaq following such Reverse Stock Split.

We cannot provide any assurances that a potential Reverse Stock Split will have a long-term positive effect on the market price of our Common Stock or increase our ability to be maintain listing for trading on Nasdaq.

Additionally, we believe that a Reverse Stock Split may make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. As previously discussed, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that each Reverse Stock Split may make our Common Stock a more attractive and cost-effective investment for many investors, which would enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through one or more Reverse Stock Splits is intended, absent other factors, to increase the per share market price of our Common Stock in order to attract new investors and meet the Minimum Bid Price Requirement of Nasdaq. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, we cannot assure you that any Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following a Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after any Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before such Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after each Reverse Stock Split may be lower than the total market capitalization before such Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

Each Reverse Stock Split, if effected, would become effective upon the filing (the “Effective Time”) of a Reverse Stock Split Amendment with the Secretary of State of the State of Nevada or such other time as determined by the Board of Directors. A Reverse Stock Split Amendment will implement a Reverse Split Ratio as determined by the Board of Directors prior to the Effective Time. The exact timing of the filing of a Reverse Stock Split Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with a Reverse Stock Split if, at any time prior to filing a Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with a Reverse Stock Split.

Effect of a Reverse Stock Split on Holders of Outstanding Common Stock

Each Reverse Stock Split is not expected to affect any stockholder’s percentage ownership interest in our Company, except as described below in “Fractional Shares.” Record holders of our Common Stock otherwise entitled to a fractional share as a result of each Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Split Ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share. In addition, each Reverse Stock Split is not expected to affect any stockholder’s proportionate voting power (subject to the treatment of Fractional Shares as discussed herein).

Each Reverse Stock Split will not change the terms of our Common Stock. After such Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the applicable Reverse Split Ratio. In addition, a reduction in the number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

The availability of a substantial number of authorized but un-issued shares of our Common Stock resulting from each Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or Bylaws as then in effect. The proposal to effectuate one or more Reverse Stock Splits did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize such Reverse Stock Splits to increase the authorized shares of Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

In addition, each Reverse Stock Split will likely increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that any Reverse Stock Split will achieve the desired results that have been outlined above.

The principal effect of each Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced to a number of shares between and including one-fifth to one-hundredth that amount, as the case may be based on the ratio for such Reverse Stock Split as determined by our Board of Directors, and (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-fifth to one-hundredth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding each Reverse Stock Split at an exercise price equal to between and including 5 to 100 times the exercise price specified before each Reverse Stock Split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding each Reverse Stock Split, as the case may be based on the ratio for each Reverse Stock Split as determined by our Board of Directors. Other awards under our Second Amended and Restated La Rosa Holdings Corp. 2022 Equity Incentive Plan would be subject to proportionate adjustments.

Certain Risks Associated with the Reverse Stock Splits

There are certain risks associated with the implementation of a Reverse Stock Split, including the following:

●	While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that any Reverse Stock Split will result in any particular price for our Common Stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

●	There can be no assurance that the market price per new share of our Common Stock after any Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before such Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after each Reverse Stock Split may be lower than the total market capitalization before such Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following any Reverse Stock Split may not exceed or remain higher than the market price prior to such Reverse Stock Split.

●	Although we expect that any Reverse Stock Split will result in an increase in the market price of our Common Stock, we cannot assure you that each Reverse Stock Split, if implemented, will increase the market price of our Common Stock in proportion to the reduction in the number of shares of Common Stock outstanding or result in a permanent increase in the market price. The effect each Reverse Stock Split may have upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. If any Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of any Reverse Stock Split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after any Reverse Stock Split.

●	Each Reverse Stock Split may result in some stockholders owing “odd lots” of less than 100 shares of our Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon each Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers will be instructed to effect any Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, brokers may have different procedures than registered stockholders for processing any Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of our Common Stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our Common Stock held following the Reverse Stock Split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of such Reverse Stock Split. By signing and cashing the check, stockholders would warrant that they owned the shares of our Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of any Reverse Stock Split and the date payment is received.

Fractional Shares

We do not currently intend to issue fractional shares in connection with a Reverse Stock Split. In lieu of issuing fractions of shares, the Company will round up the fractional share to the next whole share, on the participant level.

Accounting Matters

The proposed Reverse Stock Split Amendments will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Board Discretion to Implement the Reverse Stock Split

The Board of Directors, in its sole discretion, may determine to implement one or more Reverse Stock Splits. Notwithstanding the approval of the Reverse Stock Splits by our Majority Stockholders, the Board of Directors, in its sole discretion, may determine not to implement any Reverse Stock Splits.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Vstock Transfer, LLC located at 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Consequences if the Reverse Stock Split Amendment is Not Filed

A Reverse Stock Split Amendment to effect one or more proposed Reverse Stock Splits of our issued and outstanding Common Stock may be necessary for us to increase the trading price of our Common Stock and meet the Minimum Bid Price Requirement of Nasdaq. In order to move forward with our business strategy, key initiatives and plans to grow our business, we may need to raise additional funds and increase the price-per-share of our Common Stock. If we do not effect any Reverse Stock Splits, we maybe unable to maintain our Common Stock on Nasdaq or we may be unable to obtain adequate capital to expand our sales and marketing efforts, increase our product offerings and grow our business. Without such additional capital, we may be required to scale back or eliminate some or all of our operations, which may have a material adverse effect on our business.

Material Federal Income Tax Consequences of a Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of a Reverse Stock Split to holders of our Common Stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our Common Stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

●	an individual who is or is treated as a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF A REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of a Reverse Stock Split.

U.S. Holders

Each Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon such Reverse Stock Split. In addition, the aggregate tax basis in the Common Stock received pursuant to each Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of Common Stock in each Reverse Stock Split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-Reverse Stock Split Common Stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our Common Stock surrendered in each Reverse Stock Split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our Common Stock pursuant to each Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of each Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to each Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights concerning the Reverse Stock Splits.

EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT

Per Rule 14c-2 under the Exchange Act, the corporate actions taken by written consent become effective no earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to stockholders as of the Record Date. This Information Statement provides a comprehensive overview of the actions approved by the holders of a majority of our outstanding Common Stock.

DISSENTER’S RIGHTS OF APPRAISAL

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Corporate Actions described in this Information Statement.

OUTSTANDING VOTING SECURITIES

Each share of Common Stock grants one vote on each matter submitted to stockholders. Each share of Series X Preferred Stock of the Company grants 10,000 votes on each matter submitted to stockholders and votes alongside the Common Stock. As of the Record Date, 1,225,097 shares of Common Stock, totaling 1,225,097 votes, and 2,000 shares of Series X Preferred Stock of the Company, totaling 20,000,000 votes, were issued, outstanding, and eligible for action by written consent and notice of such action. The Majority Stockholders, including Joseph La Rosa, our Chief Executive Officer, President, and Chairman of the Board of Directors (holder of 2,000 shares of Series X Preferred Stock of the Company), La Rosa Capital, LLC (holder of 255,272 shares of Common Stock), and JLR-JCCLT1 Land Trust (holder of 47,500 shares of Common Stock), in each case controlled by Mr. La Rosa, collectively beneficially owned 302,772 shares of Common Stock and 2,000 shares of Series X Preferred Stock of the Company, having a total of 20,302,772 votes, constituting 95.65% of the outstanding voting power on the Record Date.

On November 12, 2025, the Majority Stockholders executed a written consent approving the Corporate Actions described in this Information Statement. Since these actions have been approved by the Majority Stockholders, this Information Statement does not solicit proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table presents information about our Common Stock’s beneficial ownership as of November 19, 2025, for (i) each named executive officer and director; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares that a person can acquire within sixty days are considered issued and outstanding for that person but not for others. This table does not imply beneficial ownership admission by anyone listed.

Name and Address of Beneficial Owner(1)	Common Stock		Percentage of Common Stock (2)	Series X Super Voting Preferred Stock(3)	Percentage of Series X Super Voting Preferred Stock
Officers and Directors
Joseph La Rosa
(President, CEO, and Chairman)	370,213	(4)	22.1%	2,000	100%
Deana La Rosa
(Chief Operating Officer)	23,761	(5)	1.5%	—	—
Alex Santos
(Chief Technology Officer)	25		*	—	—
Michael A. La Rosa
(Director)	1,921	(6)	*	—	—
Ned L. Siegel
(Director)	2,189	(7)	*	—	—
Lourdes Felix
(Director)	600		*	—	—
Siamack Alavi
(Director)	600		*	—	—

All Officers and Directors as a group (7 persons)	399,309		23.8%	2,000	100%

5% Stockholders
Joseph La Rosa
(President, CEO, and Chairman)	370,213	(4)	22.1%	2,000	100%

*	Less than 1%.
(1)	Unless otherwise indicated, the principal address of the executive officers, directors and 5% stockholders of the Company is c/o 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747.

(2)	Based on 1,625,329 shares of Common Stock issued and outstanding on the Record Date and the shares of Common Stock owner has the right to acquire within 60 days of the Record Date.

(3)	Based on 2,000 shares of Series X Preferred Stock outstanding on the Record Date. Each share of Series X Preferred Stock votes together with the Common Stock unless prohibited by law and has 10,000 votes per share.

(4)	Includes (i) 4 shares of Common Stock owned by Celebration Office Condos, LLC, an entity owned and controlled by Mr. La Rosa. The address of Celebration Office Condos, LLC is 1420 Celebration Blvd, 100, Celebration, Florida 34747; (ii) 47,500 shares of Common Stock owned by JLR-JCCLT1 Land Trust owned and controlled by Mr. La Rosa; (iii) 750 shares of Common Stock held by Mr. La Rosa’s adult children living in his household, which Mr. La Rosa is deemed to beneficially own; (iv) a 10-year fully vested stock option to purchase 1,676 shares of Common Stock at $138.656 per share granted to Mr. La Rosa on February 1, 2024; (v) a 10-year fully vested stock option to purchase 10,000 shares of Common Stock at $120.008 per share granted to Mr. La Rosa on January 2, 2024; (vi) a 10-year fully vested stock option to purchase 11,250 shares of Common Stock at $167.2 per share granted to Mr. La Rosa on December 7, 2023; (vii) a 10-year fully vested stock option to purchase 7,500 shares of Common Stock at $139.2 per share granted to Mr. La Rosa on March 15, 2024, (viii) a 10-year fully vested stock option to purchase 2,500 shares of Common Stock at $83.2 per share granted to Mr. La Rosa on June 18, 2024, (xi) a 10-year fully vested stock option to purchase 7,500 shares of Common Stock at $53.592 per share granted to Mr. La Rosa on December 4, 2024, (ix) a 10-year fully vested stock option to purchase 2,500 shares of Common Stock at $67.552 per share granted to Mr. La Rosa on January 2, 2025, (x) a 10-year fully vested stock option to purchase 3,750 shares of Common Stock at $138.656 per share granted to Deana La Rosa on February 1, 2024, (xi) 20,011 shares of Common Stock granted to Deana La Rosa on August 11, 2025. Joseph La Rosa is the spouse of Deana La Rosa and is deemed to beneficially own the shares of Common Stock beneficially owned by Deana La Rosa, and (xii) 255,272 shares of Common Stock owned by La Rosa Capital LLC, an entity owned and controlled by Mr. La Rosa and Mrs. La Rosa. The address of La Rosa Capital LLC is 1420 Celebration Blvd, suite 200, Celebration, Florida 34747.

(5)	Includes 10-year fully vested stock option to purchase 3,750 shares of Common Stock at $138.66 per share granted to Mrs. La Rosa on February 1, 2024. Deana La Rosa is the spouse of Joseph La Rosa and is deemed to beneficially own the shares of Common Stock beneficially owned by Joseph La Rosa.

(6)	Includes (i) a fully vested stock option to purchase 250 shares of Common Stock at $400 per share granted on February 15, 2022, and expiring on February 15, 2032; and (ii) a 10-year fully vested stock option to purchase 1,071 shares of Common Stock at $102.40 per share granted on November 1, 2023.

(7)	Includes (i) a fully vested stock option to purchase 250 shares of Common Stock at $400 per share granted on February 15, 2022, and expiring on February 15, 2032; and (ii) a 10-year fully vested stock option to purchase 1,339 shares of Common Stock at $102.40 per share granted on November 1, 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “aims,” “plans,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

IMPORTANT NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements along with historical data. Phrases like “can,” “will,” “plans,” “expects,” “believes,” “aims,” “intends,” and similar terms are used to identify forward-looking statements. These statements discuss our expectations for future events or our future performance. It is important to note that these forward-looking statements are only our predictions as of now, and actual events or results could differ for various reasons. We are not obligated to update these statements if things change, except as required by law.

MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to La Rosa Holdings Corp., 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, Attn: Secretary, or by telephoning the Company at (321) 250-1799.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, please let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

NO ACTION NEEDED FROM STOCKHOLDERS

As a stockholder, you do not need to take any action in response to this document. However, the law requires us to send you this information at least 20 days before any corporate action can be taken.

By Order of the Board of Directors,

/s/ Joseph La Rosa
Joseph La Rosa
Chief Executive Officer and Chairman of the Board of Directors

December 4, 2025

Appendix A

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: La Rosa Holdings Corp.

Entity or Nevada Business Identification Number (NVID): NV20212136586

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Section 3.04F is hereby amended as provided in attached Exhibit A (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Joseph La Rosa, CEO Signature of Officer or Authorized Signer Title X ______________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

EXHIBIT A

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

LA ROSA HOLDINGS CORP.

(the “Corporation”)

Subsection F (Redemption Rights) of Section 3.04 (Series X Super Voting Preferred Stock) is hereby amended and restated as follows:

F. Redemption Rights. The shares of the Series X Preferred Stock may be redeemed from time to time and at any time in whole or in part upon such terms and conditions as may be approved by the Board of Directors and agreed to by the holder(s) thereof.

Appendix B

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

LA ROSA HOLDINGS CORP.

La Rosa Holdings Corp., a corporation organized and existing in the State of Nevada (the “Company”), hereby certifies as follows:

1.	Article 3 of the Amended and Restated Articles of Incorporation of the Company, as amended, shall be amended by adding the following Section 3.08:

“3.07. 2026 Reverse Stock Split. Effective as of 12:01 a.m., Eastern Time, on [     ] (the “2026 Split Effective Time”), every [     ]1 shares of Common Stock issued and outstanding or held by the Company as treasury shares as of the 2026 Split Effective Time shall automatically, and without action on the part of the Company or the stockholders, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, without increasing or decreasing the par value of each share of Common Stock (the “2026 Reverse Split”). No fractional shares of Common Stock shall be issued as a result of the 2026 Reverse Split and shall be rounded up to a whole share. The 2026 Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent. Each certificate or book entry position that immediately prior to the 2026 Split Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above. The 2026 Reverse Stock Split shall not have effect on the preferred stock of the Company, as well as on the authorized number or par value of the capital stock of the Company.”

2.	Except as set forth in this Certificate of Amendment, the Amended and Restated Articles of Incorporation of the Company, as amended, shall remain in full force and effect.

3.	This Certificate of Amendment has been approved and duly adopted by the Company’s Board of Directors and stockholders.

4.	This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [ ].

IN WITNESS WHEREOF, said Company has caused this certificate to be signed on [     ], 2026.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer

1	The Board of Directors will have a discretion to effect the 2026 Reverse Stock Split at a ratio of any whole number between 1-for-5 and 1-for-100.

B-1